Exhibit 10(c)

FORM OF

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

TIAA-CREF USREF I REIT, LLC

(a Delaware limited liability company)

____________, 2007

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FORM OF
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
TIAA-CREF USREF I REIT, LLC
(a Delaware limited liability company)

      THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of TIAA-CREF USREF I REIT, LLC, a Delaware limited liability company (the “REIT”), dated and effective as of ________, 2007, is entered into by and among _________________, _________________, TIAA-CREF U.S. Real Estate Fund I, L.P., a Delaware limited partnership (the “Fund”), and those other Persons who have executed this Agreement or a counterpart hereof, or who become parties hereto pursuant to the terms of this Agreement.

W I T N E S S E T H

     WHEREAS, the REIT was formed on February 2, 2007, at which time the Certificate was filed with the Secretary of State of Delaware;

     WHEREAS, ________________ and ______________ have agreed to act as Managers of the REIT;

      WHEREAS, the Fund is the sole Member of the REIT;

     WHEREAS, the Fund, in its capacity as the sole Member as of such date, adopted a Limited Liability Company Agreement of the REIT, dated as of February 2, 2007;

     WHEREAS, the REIT will elect to be taxed as a real estate investment trust under Sections 856-860 of the Code; and

     WHEREAS, this Agreement shall constitute the “limited liability company agreement” (within the meaning of the Act) of the REIT, and shall be binding upon all Persons now or at any time hereafter that are Members.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

     Capitalized terms used in this Agreement (including exhibits, schedules and amendments) shall have the meanings set forth below or in the Section of this Agreement referred to below, except as otherwise expressly indicated or limited by the context in which they appear in this Agreement. All terms defined in this Agreement in the singular have the same meanings when used in the plural and vice versa. Accounting terms used but not otherwise defined shall have the meanings given to them under generally accepted accounting principles. References to Sections, Articles and Exhibits refer to the sections and articles of, and the exhibits to, this Agreement, unless the context requires otherwise.

      “Act” means the Delaware Limited Liability Company Act, as amended.

     “Affiliate” means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person who is an officer, partner, member or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner, member or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person who, directly or indirectly, is the beneficial owner of 10% or more of any class of voting securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of voting securities or in which the specified Person has a substantial beneficial interest, and (iv) any relative or spouse of the specified Person. Affiliate of the Fund or the General Partner does not include a Person who is a partner in a partnership or joint venture with the Fund or with any Affiliate of the Fund, which Person is not otherwise an Affiliate of the Fund or the General Partner.

     “Agreement” means this Amended and Restated Limited Liability Company Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time as herein provided.

     “Asset Management Agreement” means that certain Asset Management Agreement entered into by and among the Fund, the General Partner and the Asset Manager, as amended from time to time in accordance with the terms thereof.

     “Asset Manager” means Teachers Advisors, Inc., a Delaware corporation, in its capacity as the asset and investment manager of the Fund, or any successor thereto.

     “Capital Contribution” means the amount of cash contributed to the REIT by a Member as set forth on Exhibit A.

     “Certificate” means the “Certificate of Formation” of the REIT, as originally filed with the office of the Secretary of State of the State of Delaware on February 2, 2007, as amended, restated, supplemented or otherwise modified from time to time as herein provided.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, any Treasury Regulations promulgated thereunder.

     “Entity” means any general partnership, limited liability company, proprietorship, corporation, joint venture, joint-stock company, limited partnership, limited liability partnership, business trust, firm, trust, estate, governmental entity, cooperative, association or other foreign or domestic enterprise.

     “Fund” has the meaning ascribed thereto in the first paragraph of this Agreement, in its capacity as the sole Member of the REIT, including, without limitation, any successor or assign of the Fund.

     “Fund Agreement” means that Amended and Restated Limited Partnership Agreement of the Fund, dated as of _________, 2007, as such Agreement may be amended, supplemented, restated or otherwise modified from time to time.

     “Fund General Partner” means TIAA-CREF USREF I GP, LLC, a Delaware limited liability company, as the general partner of the Fund, and any Person admitted as a successor or additional general partner of the Fund in accordance with the Fund Agreement.

      “Indemnified Parties” has the meaning ascribed thereto in Section 8.5(a).

      “Liquidator” has the meaning ascribed thereto in Section 9.2.

     “Manager” or “Managers” means any manager or managers of the REIT designated from time to time in accordance with Section 8.1, each which shall be deemed to be a “manager” within the meaning of the Act.

     “Members” means all Persons, including, without limitation, any successor or assign of an existing Member in accordance with the terms of this Agreement, holding interests in the REIT whose Capital Contributions have been accepted by the REIT so long as such Persons’ capital is invested in the REIT, and including each Person admitted as an additional Member of the REIT, as listed from time to time on Exhibit A, in such Persons’ capacities as “members” of the REIT within the meaning of the Act.

     “Net Cash Flow” means, for any period, all cash revenues and other funds received by the REIT during such period (other than Capital Contributions), plus amounts released from reserves, less all sums paid to lenders and all cash expenses, costs and capital expenditures made during such period from such sources and after setting aside appropriate reserves, as determined by the Managers in their sole discretion.

     “Percentage Interest” means, as to each Member, its interest in the REIT as determined by dividing the number of REIT Units owned by such Member by the total number of REIT Units then issued and outstanding and as set forth on Exhibit A, as such exhibit may be amended from time to time.

     “Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so admits.

     “Portfolio Company” means a company (whether a real estate investment trust, corporation, commingled fund or other Entity) with interests in Real Estate Assets, or that is otherwise involved in the ownership, operation, management or development of Real Estate Assets or in other real estate-related businesses or assets in which the REIT owns a direct or indirect minority or non-controlling ownership interest.

      “Preferred Units” has the meaning ascribed thereto in Section 3.1(b).

     “Real Estate Assets” means all interests in Real Property Investments and all other real estate-related assets (including, without limitation, mortgages, participating and convertible mortgages, options, leases, and equity and debt interests in Portfolio Companies).

     “Real Property Investment” means real property in which the REIT, directly or indirectly through a subsidiary, acquires a controlling interest in whole or in part, with the proceeds of Capital Contributions or through reinvestment of Net Cash Flow (or funds that, except for such reinvestment, would be Net Cash Flow), together with all improvements on such real property and all repairs, replacements or renewals thereof and all personal property acquired, directly or indirectly, and located thereon or used in connection therewith, and in the case of any controlling interest in real property that is owned by a partnership, joint venture or other joint ownership arrangement, the term “Real Property Investment” includes any real property so owned or such controlling interest, as the context may allow.

      “REIT” has the meaning ascribed thereto in the recitals to this Agreement.

     “REIT Asset” means the interest of the REIT in any Portfolio Company or other Entity or security (whether in corporate securities, equity, debt or hybrid securities, partnership or joint venture interests, other contractual rights or otherwise), any Real Estate Asset or other asset owned, directly or indirectly, by the REIT, as determined by the Managers.

     “REIT Units” means the limited liability company interests in the REIT designated as such with the rights, powers and duties set forth herein, and expressed in the number set forth on Exhibit A, as such exhibit may be amended from time to time.

     “Securities Act” means the Securities Act of 1933, or any successor thereto, as amended from time to time.

     “TIAA” means Teachers Insurance and Annuity Association of America, a New York corporation, and any successor or assign thereof.

     “Transfer” means to give, sell, assign, pledge, hypothecate, devise, bequeath, or otherwise dispose of, transfer, or permit to be transferred, during life or at death. The word “Transfer,” when used as a noun, shall mean any Transfer transaction.

     “Treasury Regulations” means the U.S. federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

     “Units” means the limited liability company interests in the REIT, whether REIT Units or Preferred Units.

ARTICLE 2

ORGANIZATION

     2.1 Formation. The parties hereto hereby ratify the formation of the limited liability company known as TIAA-CREF USREF I REIT, LLC as a limited liability company under the provisions of the Act.

     2.2 Name. The name of the REIT shall be “TIAA-CREF USREF I REIT, LLC”. The business of the REIT shall be conducted under such name or such other names as the Managers may from time to time designate.

     2.3 Certificate. The Managers, and any other Person designated by the Managers, are hereby authorized to execute, file and record all such certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the REIT may own property or conduct business.

     2.4 Principal Place of Business. The principal place of business shall be located at 730 Third Avenue, New York, New York 10017-3206, or at such other location as may be designated by the Managers.

     2.5 Registered Office and Registered Agent. The address of the registered office of the REIT in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19805, or such other place as may be designated from time to time by the Managers. The name of the registered agent for service of process on the REIT in the

State of Delaware at such address shall be The Corporation Trust Company, or such other Person as may be designated from time to time by the Managers.

     2.6 Term. The term of the REIT commenced on the date of the filing of the Certificate and shall continue until dissolved pursuant to the provisions of Article 9.

     2.7 Purposes and Powers. The REIT is organized for the object and purpose of making investments in Real Estate Assets, owning, managing, supervising and disposing of such investments, sharing the profits and losses therefrom and engaging in such activities necessary, incidental or ancillary thereto and to engage in any other lawful act or activity for which limited liability companies may be organized under the Act in furtherance of the foregoing. Notwithstanding any other provision of this Agreement, the REIT, and the Managers on behalf of the REIT, may execute, deliver and perform such agreements and documents as the Managers determine are necessary or desirable for the formation and organization of the REIT. Any provision herein regarding the purpose and powers of the REIT and the authorization of actions hereunder shall also apply to, and may be done through, a direct or indirect subsidiary of the REIT. In furtherance of this purpose, the REIT shall have all powers necessary, suitable or convenient for the accomplishment of the aforesaid purpose, subject to the limitations and restrictions set forth in this Agreement and, to the extent applicable to the REIT, in the Partnership Agreement, as principal or agent, including, without limitation, all of the powers that may be exercised by the Managers on behalf of and, except as specifically provided herein, at the expense of the REIT pursuant to this Agreement or the Act, and further including, without limitation, the following:

          (i) to engage in investment activities as the Managers may determine, including, without limitation, to purchase, sell, exchange, make, receive, invest and reinvest in, and otherwise trade, directly or indirectly, in and with (x) Real Estate Assets, (y) capital stock, preorganization certificates and subscriptions, warrants, trust receipts, bonds, notes, convertible debt, bank loans and any other evidences of indebtedness (in each case, whether senior or subordinated or secured or unsecured), and other restricted or marketable, equity, debt, or equity- or debt-related securities, obligations or interests, including any combination of the foregoing and including direct or indirect interests or participations therein or other similar securities, obligations or interests, including shares of beneficial interest, warrants, rights or options to purchase equity, debt or equity- or debt-related securities, obligations or interests, limited and general partnership interests, trade credits or obligations, or debt-related securities, obligations or interests issued, in each case, in connection with, or otherwise related to, Real Estate Assets and (z) other REIT Assets;

          (ii) to act as general or limited partner, member, joint venturer, manager or shareholder of any Entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

          (iii) to borrow money, encumber assets and otherwise incur recourse and non-recourse indebtedness (including, without limitation, the issuance of guarantees of the payment or performance obligations by any Person) in connection with or in furtherance of the acquisition of or the financing of a REIT Asset;

          (iv) to improve, develop, redevelop, construct, reconstruct, maintain, renovate, rehabilitate, reposition, manage, lease, mortgage and otherwise deal with the assets and/or businesses constituting the REIT Assets;

          (v) to alter or restructure the REIT’s investment in any REIT Asset at any time during the term of the REIT without any precondition that the Managers make any distributions to the Members in connection therewith;

          (vi) to enter into, perform and carry out contracts of any kind with any Person (including, without limitation, the Managers), necessary to, in connection with, or incidental to the accomplishment of the purposes of the REIT;

          (vii) to, subsequent to the REIT’s initial investment in any REIT Asset, make additional investments in such REIT Asset (including, without limitation, additional investments made to finance acquisitions by any Portfolio Companies or any capital improvements, tenant improvements or other improvements or alterations to any property constituting a REIT Asset or otherwise to protect the REIT’s investment in any REIT Asset or to provide working capital for any REIT Asset);

          (viii) to pay the commissions, fees or other charges to Persons that may be applicable in connection with any transactions entered into by or on behalf of the REIT;

          (ix) to, either by itself or by contract with others, including, without limitation, a Person whose stockholders, owners, partners, officers or employees are stockholders, owners, partners, officers or employees of the Managers or an Affiliate thereof, have and maintain one or more offices within or without the State of Delaware and in connection therewith to rent, lease or purchase office space, facilities and equipment, to engage and pay personnel and do such other acts and things and incur such other expenses on its behalf as may be necessary or advisable in connection with the maintenance of such office or offices and the conduct of the business of the REIT;

           (x) to open, maintain and close accounts with brokers;

          (xi) to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

          (xii) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary or advisable or incident to carrying out its purpose;

          (xiii) to sue and be sued, to prosecute, arbitrate, settle or compromise all claims of or against third parties, to compromise, arbitrate, settle or accept judgment with respect to claims of or against the REIT and to execute all documents and make all representations, admissions and waivers in connection therewith;

          (xiv) to register or qualify the REIT under any applicable federal or state laws, or to obtain exemptions under such laws, if such registration, qualification or exemption is deemed necessary or desirable by the Managers;

          (xv) to form one or more corporations or partnerships or other Entities, to register or qualify such Entities and to utilize such corporations, partnerships or other Entities as vehicles for making investments and to otherwise carry out the business of the REIT and to cause such partnerships, corporations or other Entities to take any action which the Managers would have the authority to take on behalf of the REIT;

          (xvi) to make any and all elections and filings for federal, state, and local tax purposes;

          (xvii) to enter into and perform the terms of any credit facility, whether with TIAA, an Affiliate thereof or any other Entity, as borrower or guarantor and to cause any of its subsidiaries to enter into and perform the terms of any such credit facility as borrower, including, without limitation, repaying borrowings under any such credit facility on behalf of the REIT;

          (xviii) to create, and admit as a Member, any Entity that may be necessary, convenient or incidental to the accomplishment of the purpose of the REIT;

          (xix) to purchase or repurchase any or all interests in the REIT from any Person for such consideration as the Managers may determine in its reasonable discretion (whether more or less than the original issuance price of such interests in the REIT or the then market value of such interest); and

          (xx) to do such other things and engage in such other activities as may be necessary, convenient or advisable with respect to the conduct of the business of the REIT, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

     2.8 Effectiveness of this Agreement. This Agreement shall govern the operations of the REIT and the rights and restrictions applicable to the Members, to the extent permitted by law. Pursuant to Section 18-101(7) of the Act, all Persons who become holders of Units shall be bound by the provisions of this Agreement. The execution by a Person of this Agreement and acceptance thereof by the Managers in accordance with the terms of this Agreement or the receipt of Units as a Member or as a successor or assign of an existing Member in accordance with the terms of this Agreement shall be deemed to constitute a request that the records of the REIT reflect such admission, and shall be deemed to be a sufficient act to comply with the requirements of Section 18-101(7) of the Act and to so cause that Person to become a Member as of the date of acceptance of its Capital Contribution by the REIT, or as of the date of acceptance by the Managers of such successor or assign as a substitute Member, and to bind that Person to the terms and conditions of this Agreement (and to entitle that Person to the rights of a Member hereunder).

     2.9 Qualification as a Real Estate Investment Trust. The Managers shall use commercially reasonable efforts to cause the REIT to qualify for U.S. federal income tax treatment as a real estate investment trust under Sections 856 through 860 of the Code. The REIT shall not be a financial institution referred to in Section 582(c)(2) of the Code nor any insurance company to which subchapter L of the Code applies. In furtherance of the foregoing, the Managers shall use their reasonable best efforts to take such actions from time to time as are necessary, and is authorized to take such actions as in their sole judgment and discretion are desirable, to preserve the status of the REIT as a real estate investment trust; provided, however, that if the Managers determine that it is no longer in the best interests of the REIT to continue to have the REIT qualify as a real estate investment trust, the Managers may revoke or otherwise terminate the REIT’s real estate investment trust election pursuant to applicable U.S. federal income tax law and may elect to treat the REIT thereafter as a C corporation, partnership or other type of Entity as they determine in accordance with applicable tax law.

ARTICLE 3

CAPITAL

      3.1      Interests in the REIT.

           (a) REIT Units. Each REIT Unit shall have the rights and be governed by the provisions set forth in this Agreement; and none of such REIT Units shall have any preemptive rights, or give the holders thereof any cumulative voting rights. REIT Units shall be evidenced by entries on Exhibit A. Certificates representing REIT Units shall not be issued; provided, however, that the Managers may provide that some or all of the REIT Units shall be certificated.

          (b) Other Interests in the REIT. Subject to Article 6, the Managers may cause the REIT to issue additional interests in the REIT (in addition to REIT Units) in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as the Managers may deem advisable, including rights, powers and duties senior to the REIT Units, including, without limitation, with respect to the rights of the REIT Units to share in distributions and to be entitled (or not entitled) to vote on any REIT matters (collectively “Preferred Units”). Preferred Units may include rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase such additional interests in the REIT. If the Managers determine that it is necessary or desirable to amend this Agreement or make any filings under the Act or otherwise in order to reference the existence or creation of a class or series of additional interests in the REIT, the Managers may amend this Agreement or cause such filings to be made (which filings may take the form of amendments to the Certificate).

     3.2 Issuance of Interests in the REIT. Subject to Article 6, the Managers may accept Capital Contributions from additional Members and additional Capital Contributions from existing Members at any time. Each such additional Member shall be admitted as a Member as of the date of acceptance of its Capital Contribution by the Managers, at which time the Managers shall cause the REIT to issue to such Person such number of REIT Units or Preferred Units, as determined by the Managers in their sole discretion. Upon the Managers’ acceptance of a Capital Contribution from any Person, such Person shall become a party to this Agreement and a Member of the REIT and the obligations contained herein shall continue for so long as such Person is a Member. The Managers shall amend Exhibit A to reflect the admission of additional Members and, if applicable, the increase in Capital Contributions from existing Members, and the Managers shall take any other appropriate action in connection therewith. Each Member hereby consents to any and all admissions of such additional Members and the acceptance of any and all such additional contributions. The Capital Contribution of any such additional Members shall be specified by the Managers at the time of admission of such additional Members. No Member shall be entitled to any interest or compensation by reason of its Capital Contributions or by reason of serving as a Member.

ARTICLE 4

DISTRIBUTIONS

     4.1 Cash Distributions. Net Cash Flow shall be distributed as determined by the Managers in their sole discretion (provided that such determination may take into account the REIT’s ongoing expenses (including debt payments), anticipated investments or capital expenditures and reserves) to the holders of the REIT Units in proportion to their respective Percentage Interests, subject to any distributions required to be made to any holders of Preferred Units. Notwithstanding anything to the contrary in this Agreement, the Managers shall make distributions of Net Cash Flow as shall be necessary for the REIT to qualify as a real estate investment trust under the Code (so long as such qualification is, in the opinion of the Managers, in the best interests of the REIT).

     4.2 Withholding. Notwithstanding any other provision of this Agreement, the Managers shall take any action that they determine to be necessary or appropriate to cause the REIT to comply with any withholding requirements established under any federal, state or local tax law, including, without limitation, withholding amounts from any distribution to be made to any Member. Any amounts required to be withheld under any such law by reason of the status of, or any action or failure to act (other than an action or failure to act pursuant to this Agreement) by, any Member shall be withheld from distributions otherwise to be made to such Member, and, to the extent such amounts exceed such distributions, such Member shall pay the amount of such excess to the REIT in the manner and at the time or times required by the Managers. For purposes of this Agreement, any amount withheld from a distribution to a Member and paid to a governmental body shall be treated as if distributed to such Member.

ARTICLE 5

MEMBERS

     5.1 Limitation of Liability. Except as expressly provided in this Agreement or under the Act, the Members shall have no liability under this Agreement, and the debts, obligations and liabilities of the REIT, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the REIT, and the Members shall not be obligated personally for any such debt, obligation or liability of the REIT solely by reason of being a Member. The Members shall not be required to lend any funds to the REIT. Each of the Members shall be liable to make payment of his, her or its respective contributions as and when due hereunder and other payments as expressly provided in this Agreement. If and to the extent a Member’s contributions shall be fully paid, such Member shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Members or its subscription document, be required to make any further contributions.

     5.2 No Termination. The death, retirement, resignation, expulsion, bankruptcy, dissolution or any other event that terminates the existence of a Member shall not affect the existence of the REIT, and the REIT shall continue for the term of this Agreement until its existence is terminated as provided herein.

ARTICLE 6

EXCESS SHARE PROVISIONS

     6.1 Definitions. For purposes of this Article 6, the following terms shall have the following meanings:

     “Beneficial Ownership” shall mean ownership of Units by a Person who would be treated as an owner of such Units either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings.

     “Charitable Beneficiary” shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Managers as the beneficiary or beneficiaries of the Excess Share Trust.

      “Excess Shares” shall have the meaning ascribed thereto in Section 6.3(a).

      “Excess Share Trust” shall mean the trust created pursuant to Section 6.14.

     “Excess Share Trustee” shall mean a Person, who shall be unaffiliated with the Fund, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Managers as the trustee of the Excess Share Trust.

     “Existing Holder” shall mean (a) the Fund and (b) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this Agreement, Beneficial Ownership of Units causing such transferee to Beneficially Own Units in excess of the Ownership Limit.

     “Existing Holder Limit” (a) for the Fund shall mean, initially, 100% of the Units, and, after any adjustment pursuant to Section 6.9, shall mean such percentage of the outstanding Units, as the case may be, as so adjusted, and (b) for any Existing Holder who becomes an Existing Holder by virtue of clause (b) of the definition thereof, shall mean, initially, the percentage of the outstanding Units Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who Transferred Beneficial Ownership of such Units or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, and, after any adjustment pursuant to Section 6.9, shall mean such percentage of the outstanding Units as so adjusted.

     “Market Price” shall mean the market price of such class of Units on the relevant date as determined in good faith by the Managers.

     “Ownership Limit” shall initially mean 9.8% in number of the Units or value of the outstanding Units, and after any adjustment as set forth in Section 6.10, shall mean such greater percentage of the outstanding Units as so adjusted. The number and value of the outstanding Units of the Fund shall be determined by the Managers in good faith, which determination shall be conclusive for all purposes hereof.

     “Person” shall mean an individual, corporation, partnership, estate, trust (including, without limitation, a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other Entity.

      “Prohibited Owner Event” has the meaning provided in Section 6.3(c).

     “Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, the beneficial holder of the Units, if such Transfer had been valid under Section 6.2.

     “Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, the record holder of the Units, if such Transfer had been valid under Section 6.2.

      “Redemption Price” shall have the meaning ascribed thereto in Section 6.18.

     “Restriction Termination Date” shall mean the first day on which the Managers determine that it is no longer in the best interests of the REIT to attempt to, or continue to, qualify as a real estate investment trust under the Code.

      6.2    Ownership Limitation.

           (a) Except as provided in Section 6.12, until the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own Units in excess of the Ownership Limit and no Existing Holder shall Beneficially Own Units in excess of the Existing Holder Limit for such Existing Holder.

           (b) Except as provided in Section 6.12, until the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Units in excess of the Ownership Limit shall be void ab initio as to the Transfer of the Units which would otherwise be Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Units.

           (c) Except as provided in Sections 6.9 and 6.12, until the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Units in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of the Units which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such Units.

           (d) Until the Restriction Termination Date, any Transfer that, if effective, would result in the Units being beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of Units which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such Units.

           (e) Until the Restriction Termination Date, any Transfer that, if effective, would result in the REIT being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Units which would cause the REIT to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Units.

           (f) Until the Restriction Termination Date, any Transfer that, if effective, would result in the REIT otherwise failing to qualify as a real estate investment trust under the Code shall be void ab initio as to the Transfer of Units that would result in the REIT failing to qualify as a real estate investment trust under the Code; and the intended transferee shall acquire no rights in such Units.

     6.3      Excess Shares.

           (a) If, notwithstanding the other provisions contained in this Article 6, at any time, until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the REIT such that any Person would Beneficially Own Units in excess of the applicable Ownership Limit or Existing Holder Limit (as applicable), then, except as otherwise provided in Sections 6.9 and 6.12, the Units Beneficially Owned in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole Unit) shall constitute “Excess Shares” and shall be treated as provided in this Article 6. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

           (b) If, notwithstanding the other provisions contained in this Article 6, at any time, until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the REIT (as a result of a direct or indirect Transfer or otherwise) which, if effective, would cause the REIT to (i) be beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons, (ii) become “closely held” within the meaning of Section 856(h) of the Code, or (iii) otherwise fail to qualify as real estate investment trust under the Code, then the Units that are the subject of such Transfer or other event which would cause the REIT to fail such requirement shall constitute “Excess Shares” and shall be treated as provided in this Article 6. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

           (c) If, at any time prior to the Restriction Termination Date, notwithstanding the other provisions contained in this Article 6, there is an event (a “Prohibited Owner Event”) which would result in the disqualification of the REIT as a real estate investment trust under the Code by virtue of actual, Beneficial or constructive ownership of Units, then Units which result in such disqualification shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to avoid such disqualification. Such exchange shall be effective as of the close of business on the business day prior to the date of the Prohibited Owner Event. In determining which Units are exchanged, Units owned directly or indirectly by any Person who caused the Prohibited Owner Event to occur shall be exchanged before any Units not so held are exchanged. If similarly situated Persons exist, such exchange shall be pro rata. If the REIT is still so disqualified as a real estate investment trust under the Code, Units owned directly or indirectly by Persons who did not cause the Prohibited Owner Event to occur shall be chosen by random lot and exchanged for Excess Shares until the REIT is no longer so disqualified as a real estate investment trust under the Code.

     6.4 Prevention of Transfer. If the Managers or their designee or designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 6.2 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Units in violation of Section 6.2, the Managers or their designee or designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, without limitation, refusing to give effect to such Transfer on the books of the REIT or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of paragraph (b), (c), (d), (e) or (f) of Section 6.2 shall automatically result in the designation and treatment described in Section 6.3, irrespective of any action (or non-action) by the Managers.

     6.5 Notice. Any Person who acquires or attempts to acquire Units in violation of Section 6.2, or any Person who is a transferee such that Excess Shares result under Section 6.3, shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least fifteen (15) days prior written notice to the REIT of such event and shall provide to the REIT such other information as the REIT may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the REIT’s status as a real estate investment trust under the Code.

     6.6      Information for the REIT. Until the Restriction Termination Date:

           (a) Every Beneficial Owner of more than ½ of 1% of the number or value of outstanding Units shall, within thirty (30) days after January 1 of each year, give written notice to the REIT stating the name and address of such Beneficial Owner, the number of Units Beneficially Owned, and a description of how such Units are held. Each such Beneficial Owner shall provide to the REIT such additional information as the REIT may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the REIT’s status as a real estate investment trust under the Code.

           (b) Each Person who is a Beneficial Owner of Units and each Person who is holding Units for a Beneficial Owner shall provide to the REIT in writing such information with respect to direct, indirect and constructive ownership of Units as the Managers deem reasonably necessary to comply with the provisions of the Code applicable to a real estate investment trust, to determine the REIT’s status as a real estate investment trust under the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     6.7 Other Action by Managers. Nothing contained in this Article 6 shall limit the authority of the Managers to take such other action as they deem necessary or advisable to protect the REIT and the interests of its Members by preservation of the REIT’s status as a real estate investment trust under the Code.

     6.8 Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article 6, including, without limitation, any definition contained in Section 6.1, the Managers shall have the power to interpret and determine the application of the provisions of this Article 6 with respect to any situation based on the facts known to any Manager.

     6.9 Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:

           (a) Subject to the limitations provided in Section 6.11, the Managers may grant options which result in Beneficial Ownership of Units by an Existing Holder pursuant to an option plan approved by the Managers. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 6.11 to permit the Beneficial Ownership of the Units issuable upon the exercise of such option.

           (b) The Managers shall reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article 6 by such Existing Holder by the percentage of the outstanding Units so Transferred or after the lapse (without exercise) of an option described in paragraph (a) of this Section 6.9 by the percentage of the Units that the option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

     6.10 Increase or Decrease in Ownership Limit. Subject to the limitations provided in Section 6.11, the Managers may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain the REIT’s status as a real estate investment trust under the Code, in which case such decrease shall be effective immediately).

     6.11 Limitations on Changes in Existing Holder and Ownership Limits.

           (a) Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five (5) Beneficial Owners of Units (including, without limitation, all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Units.

           (b) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Sections 6.9 or 6.10, the Managers may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the REIT’s status as a real estate investment trust under the Code.

           (c) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

     6.12 Waivers by Managers. The Managers, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Managers and upon at least fifteen (15) days written notice from a transferee prior to the proposed Transfer which, if consummated, would result in the intended transferee owning Units in excess of the Ownership Limit or the Existing Holder Limit, as the case may be, and upon such other conditions as the Managers may direct, may waive the Ownership Limit or the Existing Holder Limit, as the case may be, with respect to such transferee.

     6.13 Severability. If any provision of this Article 6 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

     6.14 Trust for Excess Shares. Upon any purported Transfer that results in Excess Shares pursuant to Section 6.3, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of the Excess Share Trust for the exclusive benefit of the Charitable Beneficiary. Excess Shares so held in trust shall be issued and outstanding Units of the REIT. The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in Section 6.17.

     6.15 Distributions on Excess Shares. Any distributions (whether as dividends, distributions upon liquidation, dissolution or winding up or otherwise) on Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (a) the amount of any distribution made upon liquidation, dissolution or winding up or (b) the price paid by the Purported Record Transferee for the Units, or if the Purported Record Transferee did not give value for the Units, the Market Price of the Units on the day of the event causing the Units to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the REIT that the Units with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be repaid by the Purported Record Transferee to the Excess Share Trust for the benefit of the Charitable Beneficiary.

     6.16 Voting of Excess Shares. The Excess Share Trustee shall be entitled to vote the Excess Shares for the benefit of the Charitable Beneficiary on any matter.

Subject to Delaware law, any vote taken by a Purported Record Transferee prior to the discovery by the REIT that the Excess Shares were held in trust shall be rescinded ab initio. The owner of the Excess Shares shall be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

     6.17 Non-Transferability of Excess Shares. Excess Shares shall be transferable only as provided in this Section 6.17. At the direction of the REIT, the Excess Share Trustee shall Transfer the Units held in the Excess Share Trust to a Person whose ownership of the Units will not violate the Ownership Limit or Existing Holder Limit and for whom such Transfer would not be wholly or partially void pursuant to Section 6.2. Such transfer shall be made within sixty (60) days after the later of (x) the date of the Transfer which resulted in such Excess Shares and (y) the date the Managers determine in good faith that a Transfer resulting in Excess Shares has occurred, if the REIT does not receive a notice of such Transfer pursuant to Section 6.5. If such a Transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of the price paid by the Purported Record Transferee for the Units or, if the Purported Record Transferee did not give value for the Units, the Market Price of the Units on the day of the event causing the Units to be held in trust, and the price received by the Excess Share Trust from the sale or other disposition of the Units. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary. Prior to any Transfer of any Excess Shares by the Excess Share Trustee, the REIT must have waived in writing its purchase rights under Section 6.18. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section 6.17 against the Charitable Beneficiary.

     If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the REIT, to have acted as an agent of the REIT in acquiring such Excess Shares and to hold such Excess Shares on behalf of the REIT.

     6.18 Call by the REIT on Excess Shares. Excess Shares shall be deemed to have been offered for sale to the REIT, or its designee, at a price per Unit equal to the lesser of the price per Unit in the transaction that created such Excess Shares (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Shares, the Market Price at the time of such devise, gift or other transaction) and the Market Price of the Units to which such Excess Shares relates on the date the REIT, or its designee, accepts such offer (the “Redemption Price”). The REIT shall have the right to accept such offer for a period of ninety (90) days after the later of (x) the date of the Transfer which resulted in such Excess Shares and (y) the date the Managers determine in good faith that a Transfer resulting in Excess Shares has occurred, if the REIT does not receive a notice of such Transfer pursuant to Section 6.5 but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 6.17. Unless the Managers determine that it is in the interests of the REIT to make earlier payments of all of the amount determined as the Redemption Price per Unit in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Managers at any time up to but not later than one year after the date the REIT accepts the offer to purchase the Excess Shares. In no event shall the REIT have an obligation to pay interest to the Purported Record Transferee.

ARTICLE 7

TRANSFERS

      7.1 Transfer of Interests in the REIT.

           (a) A Member may only Transfer all or any of its Units (or any economic interest therein) subject to the conditions and limitations set forth in Article 6 and this Article 7. Any Transfer by a Member of any Units (or any economic interest therein) that the Managers determine, based upon the advice of counsel, would operate to disqualify the REIT as a real estate investment trust under the Code shall be null and void ab initio as provided in Article 6. In addition, any Transfer of any Units (or any economic interest therein) that would or may (i) violate, or require registration or qualification under, applicable federal, state or foreign securities laws, or (ii) result in noncompliance with Regulation S under the Securities Act (to the extent Regulation S is being relied upon) shall be null and void ab initio and the purported transferee shall acquire no rights or interests in any such Units.

           (b) Any substituted Member admitted to the REIT shall succeed to all rights and be subject to all the obligations of the transferring Member with respect to the interest to which such Member was substituted. Any transferee of an interest in the REIT who is not admitted as a substituted Member shall have the right to receive distributions pursuant to Article 4, but shall have no other rights hereunder.

           (c) The transferor and transferee of a Member’s interest shall be jointly and severally obligated to reimburse the REIT and the Managers for all expenses (including, without limitation, attorneys’ fees and expenses) incurred by or on behalf of the REIT and the Managers in connection with any Transfer. If, under applicable law, a Transfer of an interest in the REIT that does not comply with this Section 7.1 is nevertheless legally effective, the transferor and transferee shall be jointly and severally liable to the REIT and each Manager for, and shall indemnify and hold harmless the REIT and each Manager against, any losses, damages or expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in connection with such Transfer.

          (d) To the fullest extent permitted under applicable law, each Member shall indemnify and hold harmless the REIT, each Manager and all other Members who were or are parties, or are threatened to be made parties, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation, misstatement of facts or omission to state facts made (or omitted to be made), noncompliance with any agreement or failure to perform any covenant by any such Member in connection with any Transfer of all or any portion of such Member’s interest (or any economic interest therein) in the REIT, against any losses, damages or expenses (including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by it or them in connection with such action, suit or proceeding and for which it or they have not otherwise been reimbursed.

ARTICLE 8

MANAGERS

     8.1 Appointment of the Managers. The sole Member hereby delegates all its power and authority to the Managers to manage the REIT and conduct its affairs. Notwithstanding anything to the contrary in this Agreement, the Managers shall have continuing exclusive authority over the management of the REIT and the conduct of the REIT’s affairs. The Fund shall have the sole right to appoint, replace and remove the Managers and the sole right to appoint substitute Managers. The Fund shall also have the sole right to appoint, replace and remove one or more supplemental Managers with such management rights as the Fund shall indicate.

     As long as here are two Managers, any action required or permitted to be taken by such Managers shall require the unanimous consent of such Managers. If at any time there shall have been appointed three (3) or more Managers, any action required or permitted to be taken by such Managers under this Agreement shall be effective upon a majority vote of such Managers, except for the election provided in Section 9.1(a)(iv) and action taken under Section 11.5, unless the Act shall so otherwise provided.

      8.2 Rights, Duties and Powers of the Managers.

          (a) The Managers in their sole discretion shall have full, complete and exclusive right, power and authority to exercise all the powers of the REIT set forth in Section 2.7 and Section 2.9 and to do all things necessary to effectuate the purpose of the REIT as set forth in Section 2.7. The Managers shall exercise on behalf of the REIT complete discretionary authority for the management and the conduct of the affairs of the REIT. With the exception of those rights vested in the Fund, no Member shall have any right to participate in, or exercise control or management power over, the business and affairs of the REIT, it being understood that said limitation shall not affect any rights of a Member other than its rights as a “member” (within the meaning of the Act).

          (b) The Managers shall have the power and authority, on behalf of the REIT, to delegate to the Asset Manager or one or more other Persons its rights and powers to manage and control the affairs of the REIT. Such delegation shall be pursuant to the Asset Management Agreement or other agreement and such delegation shall not cause the Managers to cease to be “managers” (within the meaning of the Act). The Managers may cause the REIT to pay such fees and reimbursements to the Asset Managers (or other Person) pursuant to the Asset Management Agreement (or otherwise) as the Managers shall deem appropriate.

          (c) In dealing with the Managers acting for or on behalf of the REIT, no Person shall be required to inquire into, and Persons dealing with the REIT are entitled to rely conclusively on, the right, power and authority of the Managers to bind the REIT.

           (d) The Fund, the Managers and their Affiliates shall not be obligated to do or perform any act or thing in connection with the business of the REIT not expressly set forth in this Agreement.

     8.3 Limitation on Managers’ Authority. The Managers, in their capacity as such, or in their capacity as a direct or indirect manager or general partner of any subsidiary of the REIT that may hold title to any REIT Asset, shall not do, or cause the REIT or any such subsidiary to do, any act that would not be permitted under the Fund Agreement to be done by the Fund General Partner if title to such REIT Asset were held directly by the Fund, and shall, in general, act and cause the REIT to act, in such capacity in the same manner as if title to such REIT Asset were held directly by the Fund.

     8.4 Other Activities. Nothing herein contained shall prevent or prohibit the Fund, the Managers, the Fund General Partner, the Asset Manager, TIAA, any of their respective Affiliates, or any of their respective trustees, officers, directors, members, partners, employees or shareholders from acquiring, developing, investing in, managing, leasing or otherwise dealing in real property of any kind or nature for its own account or that of any of its or their Affiliates or any third parties or from entering into or engaging in any business venture of every kind or nature, either independently or with others, or conducting any other activity or performing for a fee any service (including, without limitation, engaging in any business dealing with real property of any type or location, acting as a director, officer or employee of any corporation, as a trustee of any trust, as a general partner of any partnership, as a member of any limited liability company or as an administrative official of any other Entity, or receiving compensation for services to, or participating in profits derived from the investments of any such corporation, trust, partnership, limited liability company or other Entity, regardless of whether such activities are competitive with the REIT). Nothing in this Agreement shall prohibit the Fund, the Managers, the Fund General Partner, the Asset Manager, TIAA, any of their respective Affiliates or any of their respective trustees, officers, directors, members, partners, employees or shareholders from dealing, or otherwise engaging in business with, Persons transacting business with the REIT or from providing services relating to the purchase, sale, management, development or operation of real property and receiving compensation therefor, not involving any rebate or reciprocal arrangement which would have the effect of circumventing any restriction upon dealing with Affiliates of the Fund General Partner pursuant to the Fund Agreement or otherwise. Neither the REIT nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures or activities, even if competitive with the REIT, shall not be deemed wrongful or improper. Neither the Fund, the Managers, the Fund General Partner, the Asset Manager, TIAA, any of their respective Affiliates or any of their respective trustees, officers, directors, members, partners, employees or shareholders shall be obligated to present any particular investment opportunity to the REIT, and the fact that the Fund, the Managers, the Fund General Partner, the Asset Manager or any such other Persons may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of real or personal property and may take advantage of such opportunities themselves or introduce such opportunities to other Persons in which it or they have or have not any interest, shall not subject the Manager, the Fund General Partner, the Asset Manager or any such other Persons to liability to the REIT or any of the Members on account of the lost opportunity, even if any such activity is in competition with the REIT.

      8.5 Limitation on Liability.

           (a) Exculpation. Neither the Fund, the Managers, the Fund General Partner, the Asset Manager, any of their respective Affiliates or any of their respective trustees, officers, directors, members, partners or employees performing services on behalf of the REIT (collectively, the “Indemnified Parties”) shall be liable, responsible or accountable to the REIT or any Member for any act or omission performed or omitted by such Indemnified Party pursuant to the authority granted by this Agreement or by law if the Fund, the Managers, Fund General Partner, Asset Manager or their Affiliates have determined, in good faith, that the act or omission that caused the loss or liability was in the best interests of the REIT and such loss or liability was not the result of misconduct or negligence.

           (b) No Retroactive Repeal. Any repeal or modification of this Section 8.5 shall not adversely affect any right or protection of Indemnified Party existing at the time of such repeal or modification.

      8.6 Indemnification.

           (a) Advancement of Expenses. In the event that any Indemnified Party becomes involved in any threatened, pending or completed action, proceeding, suit or claim (each, a “Legal Action”), whether civil, criminal, administrative or investigative, by reason of the fact that it, he or she is or was the Fund, a Manager, the Fund General Partner, the Asset Manager or other Indemnified Party, or is or was authorized to act hereunder or in connection herewith, or otherwise failed to act in connection with the business or affairs of the REIT or one of its direct or indirect subsidiaries, the REIT will, or will cause the appropriate subsidiary to, periodically advance or reimburse such Indemnified Party for its attorneys’ fees and expenses and other related expenses (including the costs of any investigation and preparation) incurred in connection with such involvement, provided that (i) the Legal Action relates to acts or omissions with respect to the performance of duties or services on behalf of the REIT or any such subsidiary, (ii) the Legal Action is initiated by a third party who is not a limited partner of the Fund or, if the Legal Action is initiated by a limited partner of the Fund, a court of competent jurisdiction approves such advancement or reimbursement, and (iii) such Indemnified Party undertakes to repay the advanced or reimbursed funds to the REIT or such subsidiary in a case in which such Indemnified Party is not entitled to indemnification under Section 8.6(b).

          (b) The REIT shall indemnify and hold harmless each Indemnified Party from and against any loss or liability suffered or sustained by it, him or her by reason of any act, omission or alleged act or omission arising out of its, his or her activities on behalf of the REIT or in furtherance of the interests of the REIT, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any Legal Action and including any payments made by the Fund, the Managers, the Fund General Partner or the Asset Manager to any of its officers, directors, members or partners who are Affiliates pursuant to an indemnification agreement no broader than this Section 8.6(b); provided that the Fund, any Manager, the Fund General Partner, Asset Manager or such Affiliate has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the REIT and such loss or liability was not the result of misconduct or negligence by such Indemnified Party. The satisfaction of any indemnification and any saving harmless shall be from and limited to REIT Assets, and no Member shall have any personal liability on account thereof.

          (c) Notwithstanding anything to the contrary contained in Section 8.6(b) above, neither any Indemnified Party nor any Person acting as a broker-dealer with respect to the Units shall be indemnified from any losses, claims, costs, damages or liability incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the Fund General Partner shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and any state securities regulatory authority in a jurisdiction in which the plaintiffs claim they were sold Units as to indemnification for violations of securities laws.

           (d) Successors. The reimbursement or advancement and the indemnification obligations of the REIT under this Section 8.6 shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Fund, the Managers, the Fund General Partner, the Asset Manager and any other Indemnified Party. The foregoing provisions shall survive any termination of this Agreement, and any amendment to such provisions shall not reduce the REIT’s obligations under this Section 8.6 with respect to any act or omission occurring prior to the date of such amendment.

           (e) Exclusivity. The indemnification provided by this Section 8.6 shall not be deemed to be exclusive of any other rights to which an Indemnified Person may be entitled under any agreement or as a matter of law and shall continue as to an Indemnified Party who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the REIT or any of its direct or indirect subsidiaries and shall inure to the benefit of the heirs, successors and administrators of such Indemnified Party.

           (f) Insurance. The REIT shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above, provided, however, that nothing contained herein shall preclude the REIT from purchasing and paying for such types of insurance, including extended coverage liability and casualty, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Fund, any Manager, the Fund General Partner, the Asset Manager and any of their Affiliates as additional insured parties thereunder, as long as such addition does not add to the premiums payable by the REIT.

           (g) Consultation. An Indemnified Party may consult with counsel, accountants and other experts reasonably selected by or on behalf of the REIT or such Indemnified Party, and any opinion of any independent counsel, accountant or expert retained with reasonable care shall be full and complete protection in respect of any action taken or suffered or omitted by the Indemnified Party hereunder in good faith and in accordance with such opinion.

ARTICLE 9

DISSOLUTION AND TERMINATION

      9.1 Events of Dissolution.

           (a) In accordance with Section 18-801 of the Act, and the provisions therein permitting this Agreement to specify the events of the REIT’s dissolution, the REIT shall be dissolved and the affairs of the REIT wound up upon the occurrence of any of the following events:

               (i) “bankruptcy” (as defined in Section 18-304 of the Act) or insolvency or dissolution of the Fund, absent the decision of the Member(s) owning a majority in interest of the REIT Units to continue the REIT within ninety (90) days following such event;

               (ii) the dissolution of the Fund pursuant to the terms of the Fund Agreement without an election to continue the business of the Fund; and

               (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

               (iv) the election by the Managers, with the approval of the Fund, to dissolve the REIT.

          Each Member hereby irrevocably waives any and all rights it may have to obtain a dissolution of the REIT in any way other than as specified above.

           (b) Dissolution of the REIT shall be effective on the day on which the event occurs which gives rise to the dissolution, but the REIT shall not terminate until the assets of the REIT shall have been distributed as provided herein and a certificate of cancellation has been filed with the Secretary of State of the State of Delaware.

      9.2 Application of Assets.

           (a) Upon dissolution of the REIT, the business and affairs of the REIT shall be wound up as provided in this Section 9.2. The Managers collectively shall act as the “Liquidator;” provided, that if the REIT has been dissolved pursuant to Section 9.1(a)(i) without a decision to continue the REIT, the Liquidator shall be the same Person approved as the “Liquidator” under the Fund Agreement. The Liquidator shall wind up the affairs of the REIT, shall dispose of such REIT Assets as it deems necessary or appropriate, shall set aside such reserves for the payment of any contingent claims or liabilities as the Liquidator deems appropriate, including, in the discretion of the Liquidator, through the establishment of a liquidating trust, and shall pay and distribute the remaining assets of the REIT, including, without limitation, the proceeds of any such disposition, as follows:

               (i) first, to creditors, including, without limitation, Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the REIT (whether by payment or by establishment of reserves as determined by the Liquidator in its sole discretion), other than distributions to Members pursuant to Article 4, and

               (ii) second, to the Members in accordance with Section 4.1.

           (b) The Liquidator shall, in its sole discretion, determine whether to sell any REIT Assets, including, without limitation, Real Estate Assets, and if so, whether at a public or private sale, for what price and on what terms. If the Liquidator determines to sell or otherwise dispose of any REIT Asset or any interest therein, the Liquidator shall not be required to do so promptly but shall have full right and discretion to determine the time and manner of such sale or sales giving due regard to the activity and condition of the relevant market and general financial and economic conditions. If the Liquidator determines not to sell or otherwise dispose of any REIT Asset or any interest therein, the Liquidator shall not be required to distribute the same to the Members promptly but shall have full right and discretion to determine the time and manner of such distributions giving due regard to the interests of the Members.

           (c) Each Member shall look solely to the assets of the REIT for all distributions with respect to the REIT and shall have no recourse therefor (upon dissolution or otherwise) against the Fund, the Managers, the Liquidator or any other Member (or any of their Affiliates).

      9.3 Procedural and Other Matters.

           (a) Upon dissolution of the REIT and until the filing of a certificate of cancellation, the Liquidator may, in the name of, and for and on behalf of, the REIT, prosecute and defend suits, whether civil, criminal or administrative, settle and close the business of the REIT, dispose of and convey the property of the REIT, discharge or make reasonable provision for the liabilities of the REIT, and distribute to the Members any remaining assets of the REIT, in accordance with this Article 9 and all without affecting the liability of the Fund, the Members or the Managers and without imposing liability on the Liquidator or any liquidating trustee.

           (b) The Certificate may be canceled upon the dissolution and the completion of winding up of the REIT, by any Person authorized to cause such cancellation in connection with such dissolution and winding up.

ARTICLE 10

APPOINTMENT OF ATTORNEY-IN-FACT

      10.1 Appointment and Powers.

           (a) Each Member hereby irrevocably constitutes and appoints the Managers, and each of them, with full power of substitution, as his, her or its true and lawful attorney-in-fact, with full power and authority in his, her or its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of this Agreement.

           (b) The authority granted by this Section 10.1 is a special power of attorney coupled with an interest, is irrevocable, and shall not be affected by the subsequent incapacity or disability of a Member, may be exercised by a signature for each Member or by a single signature of any such Person acting as attorney-in-fact for all of Members, and shall survive the Transfer by a Member of the whole or any portion of his, her or its interest in the REIT.

     10.2 Presumption of Authority. Any Person dealing with the REIT may conclusively presume and rely upon the fact that any instrument referred to above, executed by such Person acting as attorney-in-fact, is authorized, regular and binding, without further inquiry.

ARTICLE 11

MISCELLANEOUS PROVISIONS

      11.1 Notices.

           (a) Any notice, request, demand or other communication shall be in writing and shall be deemed to have been duly given if personally delivered or sent by certified, registered or overnight mail or courier or by e-mail or facsimile transmission confirmed by letter, and shall be deemed received, unless earlier received, (i) if sent by U.S. mail, postage prepaid, on the third business day after being deposited in the mail, (ii) if sent by overnight mail or courier, on the next business day after being sent, (iii) if sent by e-mail or facsimile transmission, on the date sent (provided that confirmed receipt is obtained), and (iv) if delivered by hand, on the date of receipt.

           (b) All such notices, demands and requests shall be addressed as follows: (i) if to the REIT, the Fund or any Manager, to the address set forth in Section 2.4 and (ii) if to a Member (other than the Fund), to the address of such Member listed in the records of the REIT.

           (c) By giving to the other parties written notice thereof, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address.

      11.2 Access to Information; Books and Records. A Member may, subject to such reasonable standards as may be established from time to time by the Managers, obtain from the Managers, from time to time upon reasonable demand for any purpose reasonably related to such Member’s interest in the REIT in its capacity as a Member, such information (including, without limitation, that specified in Section 18-305 of the Act) regarding the affairs of the REIT as is just and reasonable. The books and records of the REIT shall be maintained by the REIT at its principal place of business and shall be available upon reasonable notice for inspection by the Members at reasonable hours during any business day.

     11.3 Word Meanings. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to the subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. As used herein, the word “or” shall not be exclusive, and the terms “includes” and “including” and words of similar import shall be deemed to be followed by the words “without limitation” to the extent such words do not already follow any such term.

     11.4 Successors. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and permitted assigns of the respective parties hereto.

     11.5 Amendments. This Agreement may be amended from time to time by the unanimous consent of the Managers acting alone, without the necessity of any approval or consent of any of the Members. The Managers shall provide promptly the Members with a copy of any material amendment to this Agreement made pursuant to this Section 11.5.

     11.6 Waiver. The waiver by any party hereto of a breach of any provisions contained herein shall be in writing, signed by the waiving party, and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

     11.7 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to such state’s laws concerning conflicts of laws. In the event of a conflict between any provisions of this Agreement and any nonmandatory provisions of the Act, the provisions of this Agreement shall control and take precedence.

     11.8 Title to REIT Assets. All assets of the REIT shall be deemed to be owned by the REIT as an entity, and no Member, individually or collectively, shall have any ownership interest therein. Each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the REIT Assets. Legal title to any or all REIT Assets may be held in the name of the REIT, the Fund or one or more nominees or direct or indirect subsidiaries of any of them, as the Managers shall determine. The Fund hereby declares and warrants that any REIT Assets for which legal title is held in the name of the Fund shall be held in trust by the Fund for the use and benefit of the REIT in accordance with the provisions of this Agreement. All assets of the REIT shall be recorded as owned by the REIT on the REIT’s books and records, irrespective of the name in which legal title to such assets is held.

     11.9 Severability of Provisions. Each provision of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provision shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

     11.10 Headings. The headings contained in this Agreement have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof.

     11.11 Further Assurances. The parties hereto shall execute and deliver all documents, provide all information and do or refrain from doing all such further acts and things as may be required to carry out the intent and purposes of this Agreement.

     11.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     11.13 Entire Agreement. This Agreement (including, without limitation, all exhibits and schedules hereto) and any subscription agreement for Units constitute the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior understandings or agreements, oral or written, among the parties.

     11.14 Jurisdiction; Venue. Any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced, in the courts of the State of New York to the extent subject matter jurisdiction exists therefor or the United States District Court for the Southern District of New York, and the parties irrevocably submit to the jurisdiction of both such courts in respect of any such action or proceeding. The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of New York or the United States District Court for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.

* * * * *

     IN WITNESS WHEREOF, the Undersigned has executed and delivered this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

MANAGERS:

Name:

Name:

SOLE MEMBER:

TIAA-CREF U.S. REAL ESTATE FUND I,
L.P., a Delaware limited partnership

By:	TIAA-CREF USREF I GP, LLC, a
Delaware limited liability company, its
general partner

By:

Its:

EXHIBIT A

MEMBERS OF THE REIT
(as of __________, 2007)

Name and Address	REIT Units	Percentage Interest

TIAA-CREF U.S. Real Estate Fund I, L.P.		100%
730 Third Avenue
New York, New York 10017-3206

B-1